WASTE CONNECTIONS INC.

RESALE RESTRICTION AGREEMENT

This RESALE RESTRICTION AGREEMENT (the "Agreement") with respect to certain stock option award agreements (the "Option Agreements") issued under the Waste Connections Inc. 1997 Stock Option Plan, 2002 Stock Option Plan, 2002 Senior Management Equity Incentive Plan, and/or 2004 Equity Incentive Plan (collectively, the "Plans") is made by and between Waste Connections Inc., a Delaware corporation (the "Company"), and the holder of the Company's options named in Exhibit A hereto (the "Holder").

WHEREAS, the Holder has been granted one or more options (the "Options") to acquire shares of common stock of the Company (the "Shares") in such quantities and at the exercise prices set forth in Exhibit A hereto pursuant to the Option Agreements;

WHEREAS, the Options are fully vested and exercisable by reason of an action of the Company's Board of Directors effective October 27, 2005; and

WHEREAS, the Company wishes, and the Holder has agreed, to impose certain resale restrictions on the Shares underlying to the Options as provided herein on the terms and conditions contained herein.

NOW, THEREFORE, it is agreed as follows:

    The Holder acknowledges that he or she has reviewed this Agreement in full.
    The Holder agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the Shares have been released from the foregoing resale restrictions, as further described below (hereinafter referred to as the "Resale Restrictions").
    The Resale Restrictions shall lapse on the dates and with respect to the number of Shares set forth in the "Lapse Date" column of Exhibit A with respect to each grant that is not listed as "Current" on Exhibit A.
    The Company agrees that the Shares denoted as "Current" in the "Lapse Date" column in Exhibit A shall not be subject to the Resale Restrictions.
    Notwithstanding the foregoing, in the event the Holder's employment or service with the Company is terminated for any reason, 100% of the Shares underlying the Options shall become free from the Resale Restrictions on the effective date of termination.
    This Agreement shall be effective as of October 27, 2005.
    The Holder represents and warrants that he or she has full power to enter into this Agreement.
    This Agreement, the Option Agreements and the Plans constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. In the event any terms of this Agreement, the Option Agreements or the Plans differ, the terms of this Agreement shall prevail. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
    This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth beside such party's signature.

Dated: October 27, 2005	WASTE CONNECTIONS INC. By: ____________________________________ RONALD J. MITTELSTAEDT Chief Executive Officer
Dated: October _____, 2005	Holder: _______________________________________ (Signature) _______________________________________ (Printed/Typed Name)